     As filed with the Securities and Exchange Commission on June 7, 1996

                                                 Registration No. 33-___________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                            ------------------
                                 FORM S-8
                            ------------------
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ECHOSTAR COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

             NEVADA                                    88-03369997
   (State or other jurisdiction                     (I.R.S. Employer
 of incorporation or organization                  Identification No.)

                         90 Inverness Circle East
                         Englewood, Colorado 80112
                              (303) 799-8222
                 (Address of principal executive offices)

                            ------------------

                   EchoStar Communications Corporation
               1995 Nonemployee Director Stock Option Plan
                           (Full Title of Plan)

                            DAVID K. MOSKOWITZ
           SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                    ECHOSTAR COMMUNICATIONS CORPORATION
                         90 INVERNESS CIRCLE EAST
                         ENGLEWOOD, COLORADO 80112
                            (303) 799-8222 EXT. 5323

                   (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

                            ------------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------
                                                 Proposed     Proposed
                                                 maximum      maximum
                                Amount           offering     aggregate       Amount of
Title of                        to be            price        offering        registration
securities to be registered     registered       per share    price (1)       fee
- ------------------------------------------------------------------------------------------
Class A Common Stock,           30,000 shares    $33.50(1)    $1,005,000.00   $346.55
$0.01 par value
- ------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------

(1) This calculation is made solely for the purpose of determining the amount of the registration fee and, in accordance with Rule 457(h) under the Securities Act of 1933, is based upon the average of the high and low prices of the Class A Common Stock as quoted in Nasdaq as of June 7, 1996.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

     The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-26176) are hereby incorporated in this Registration Statement by reference. In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to the Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.
The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective June 20, 1995, pursuant to Section 12 of the Exchange Act is also incorporated herein by this reference.

Item 5.   Interests of Named Experts and Counsel

     The Company's combined and consolidated financial statements dated as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 0-26176, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

Item 6.   Indemnification of Directors and Officers

     The Articles of Incorporation of the Company provide for indemnification of the officers and directors of the Company to the fullest extent permitted by Section 78.751 of the Nevada General Corporation Law. The Registrant maintains certain insurance policies for its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

Item 8.   Exhibits

     4.1  Specimen Share Certificate.*

     4.2  Articles of Incorporation of the Company.*

     4.3  Bylaws of the Company.*

     4.4  1995 Nonemployee Director Stock Option Plan

     5.1  Opinion and Consent of David K. Moskowitz.

     23.1 Consent of David K. Moskowitz.  See Exhibit 5.1.

     23.2 Consent of Arthur Andersen LLP.

     24   Powers of Attorney


Item 9.   Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the

____________________

*Incorporated by reference to the Company's Registration Statement on Form
 S-1, Registration Number 33-91276.

foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 7, 1996.

                                    ECHOSTAR COMMUNICATIONS CORPORATION


                               By: /s/ DAVID K. MOSKOWITZ
                                   -------------------------------------
                                   David K. Moskowitz
                                   Senior Vice President, General Counsel and
                                   Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                                 TITLE                            DATE
       ---------                                 -----                            ----

*
- -------------------------------   President, Chief Executive Officer,        June 7, 1996
Charles W. Ergen                  Chairman and Director
                                  (Principal Executive Officer)

*
- -------------------------------   Vice President and Chief Financial         June 7, 1996
Steven B. Schaver                 Officer
                                  (Principal Financial Officer)

*
- -------------------------------   Vice President, Treasurer and              June 7, 1996
 J. Allen Fears                   Controller
                                  (Principal Accounting Officer)

*
- -------------------------------   Director                                   June 7, 1996
R. Scott Zimmer

*
- -------------------------------   Director                                   June 7, 1996
James DeFranco

*
- -------------------------------   Director                                   June 7, 1996
Raymond L. Friedlob

*
- -------------------------------   Director                                   June 7, 1996
Alan M. Angelich


*    By : /S/ J. ALLEN FEARS
          -------------------------------
           J. Allen Fears
           Attorney-in-Fact

                                EXHIBIT INDEX

EXHIBIT
NUMBER              EXHIBIT DESCRIPTION

4.1                 Specimen Share Certificate.*

4.2                 Articles of Incorporation of the Company.*

4.3                 Bylaws of the Company.*

4.4                 1995 Nonemployee Director Stock Option Plan

5.1                 Opinion and Consent of David K. Moskowitz.

23.1                Consent of David K. Moskowitz.  See Exhibit 5.1.

23.2                Consent of Arthur Andersen LLP.

24                  Powers of Attorney

______________________

*Incorporated by reference to the Company's Registration Statement on Form
 S-1, Registration Number 33-91276.